STOCK PURCHASE AGREEMENT

by and among

SUSTAINABLE GROWTH GROUP AMERICA, INC.

JOHN HOLCOMB,

and

BONANZA ONE, INC.

DATED AS OF DECEMBER 13, 2011

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 13, 2011 (sometimes referred to herein as the “Closing Date”), by and among Sustainable Growth Group America, Inc. (“Buyer”), a Delaware corporation, John Holcomb (“Seller”) and Bonanza One, Inc. (the “Company”), a Nevada corporation.

RECITALS

WHEREAS, Seller is the record owner of 1,500,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, all on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1           Definitions.  For purposes of this Agreement, the following terms shall have the respective meanings given below:

“Affiliate” means an affiliate as defined in Rule 405 under the Securities Act and includes any past and present Affiliate of a Person.
“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).
“Agreement” has the meaning set forth in the preamble hereto.
“Buyer Indemnified Party” has the meaning set forth in Section 6.1(a).
“Buyer” has the meaning set forth in the preamble hereto.
“Closing Date” has the meaning set forth in the preamble hereto.

“Closing” has the meaning set forth in Section 2.1.
“Code” means the Internal Revenue Code of 1986, as amended.

“Company Debt” means, with respect to the Company, (a) all obligations for borrowed money or funded indebtedness, whether or not contingent (including without limitation, all principal, interest, premiums, penalties, fees, expenses, indemnities, and breakage costs); (b) any indebtedness evidenced by any note, bond, debenture or other debt security; (c) all obligations for the deferred purchase price of property or services other than those incurred in the ordinary course of business; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations under leases that have been or should be recorded as capital leases in accordance with GAAP; (f) all obligations, contingent or otherwise, of the Company under acceptance, letter of credit or similar facilities; (g) any “earn-out” payment obligations; (h) all indebtedness of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by the Company; and (h) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Company Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Company, even though the Company has not assumed or become liable for the payment of such Company Debt.

“Company” has the meaning set forth in the preamble hereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Financial Statements” has the meaning set forth in Section 3.6(c).
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means any government or quasi-governmental organization or political subdivision, whether federal, state, local, municipal or foreign, or any agency, bureau, commission, court, agency, commission, department, official, political subdivision, tribunal, arbitration panel or other or instrumentality of any such organization or subdivision, or any federal, state, local or foreign court or arbitrator.

“Liens” means any claims, liens, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever.

“Losses” has the meaning set forth in Section 6.1(b).
“Material Adverse Effect” means a material adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company; or (ii) the ability of the Company to perform its obligations hereunder.

“OFAC” has the meaning set forth in Section 3.26.
“Permits” means any license, permit, franchise, authorization, certificate of authority, qualification, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).

“Purchase Price” has the meaning set forth in Section 2.2.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” has the meaning set forth in Section 3.6(a).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller Indemnified Party” has the meaning set forth in Section 6.1(a).
“Seller” has the meaning set forth in the preamble hereto.
“Shares” has the meaning set forth in the recitals hereto.
“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

“Transaction Documents” means all agreements and instruments contemplated by and being delivered pursuant to or in connection with this Agreement.

ARTICLE 2
PURCHASE AND SALE OF STOCK

2.1           Purchase and Sale of the Shares.  Seller, in reliance upon the representations and warranties of Buyer contained herein and on the terms and conditions herein set forth, hereby agrees to sell, assign, transfer, convey and deliver to Buyer at the closing of the transactions (the “Closing”) contemplated by this Agreement all of his right, title and interest in and to all of the Shares free and clear of all liens and encumbrances.  Buyer, in reliance upon the representations and warranties of Seller contained herein and on the terms and conditions hereinafter set forth, hereby agrees to purchase the Shares from Seller at the Closing for a purchase price as set forth in Section 2.2.

2.2           Purchase Price.  The aggregate purchase price for the Shares (the “Purchase Price”) shall be $50,000.

2.3           Payment of Purchase Price.  The Purchase Price shall be paid by Buyer to Seller at the Closing by wire transfer of immediately available funds to Seller’s designated bank account.

2.4           Closing.  The Closing will take place remotely via the exchange of documents and signatures on the Closing Date.  All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

ARTICLE 3
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Buyer as of the date hereof as follows:

3.1           Organization and Qualification of the Company.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has the corporate power to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a Material Adverse Effect.

3.2           Authority.

(a)           Seller has full power, right and authority to enter into and perform his obligations under this Agreement and each of the Transaction Documents to which Seller is a party and to consummate the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents to which Seller is a party have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by Seller of this Agreement, the other Transaction Documents and the consummation by Seller of the transactions contemplated hereby and thereby.

(b)           The Company has the requisite power and authority to execute and deliver this Agreement and each of the Transaction Documents to which the Company is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.  This Agreement and each of the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and represent the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by the Company of this Agreement, the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby.

3.3           Subsidiaries.  The Company does not have, directly or indirectly, any ownership in any Person.

3.4           Capital Stock.

(a)           The Company is authorized to issue 10,000,000 shares of Common Stock and has 1,500,000 shares of Common Stock outstanding as of the date of this Agreement.  All issued and outstanding shares of Common Stock are legally issued, fully paid and non-assessable and were not issued in violation of the preemptive or other rights of any person or entity.  No shares of any capital stock of the Company are reserved for issuance upon the exercise of outstanding options or warrants to purchase any capital stock or other equity-linked securities of the Company.  All outstanding capital stock have been issued and granted in compliance with all applicable securities laws and regulations.  There are no requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which the Company is a party or by which it or any of its assets or properties are bound.

(b)           There are no equity securities or other ownership interests of any class of any equity security of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities or other ownership interests, issued, reserved for issuance or outstanding.   There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue any securities of the Company.

(c)           There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Company or Seller is a party or by which the Company or Seller is bound with respect to any equity security of any class of the Company, and there are no agreements to which the Company or Seller is a party which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.5           Title to Shares.  Seller is the beneficial and record owner of all of the issued and outstanding Shares, free and clear of any Liens whatsoever.  Seller has good and marketable title to the Shares.  Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, Buyer will acquire good and marketable title to all of the Shares, free and clear of any Liens whatsoever, other than transfer restrictions under federal and state securities laws and any Liens granted by Buyer.

3.6           SEC Filings; Financial Statements.

(a)           The Company and Seller have made available to Buyer a correct and complete copy, or there has been available on the EDGAR system maintained by the SEC, copies of each report, registration statement and definitive proxy statement filed by the Company with the SEC for the five (5) years prior to the date of this Agreement (the “SEC Reports”), which are all the forms, reports and documents filed by the Company with the SEC for the five (5) years prior to the date of this Agreement.  As of their respective dates, the SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           The Company is subject to the reporting and filing requirements of the Exchange Act.  The Company is not aware of any deficient or outstanding filings or unresolved staff comments with the SEC as of the date of this Agreement in connection with any of its filing requirements

(c)           Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (collectively, the “Financial Statements”) comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(d)           As of the date of all balance sheets included in the SEC Reports, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with GAAP.  All statements of operations, stockholders’ equity and cash flows included in the SEC Reports reflect fairly the information required to be set forth therein by GAAP.

(e)           Since January 1, 2006, the Company has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)           The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

3.7           Exchange Act Compliance.  The Company is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act.  No capital stock of the Company is registered under Section 12(g) of the Exchange Act. All of the SEC Reports have been filed on a timely basis or have received a valid extension of such time of filing and have filed any such SEC Reports prior to the expiration of any such extension.

3.8           Absence of Undisclosed Liabilities.  The Company does not have any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any transaction, series of transactions, action or inaction at or prior to the Closing, or any state of facts or condition existing at or prior to the Closing (regardless of when such liability or obligation is asserted), including liabilities or obligations on account of Taxes or governmental charges or penalties, interest or fines thereon or in respect thereof, except for liabilities specifically delineated on the SEC Reports.

3.9           Absence of Certain Changes or Events.  Since the date of the Company’s December 31, 2010 balance sheet included in the SEC Reports:

(a)           There has not been a Material Adverse Effect;

(b)           The Company has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements of any kind or nature; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)           The Company has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Parent balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)           The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

3.10           Material Contracts.

(a)           The Company is not a party to or bound by, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)           The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company;

(c)           The Company is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor all of which are reflected in the Company balance sheet, for the borrowing of money or otherwise; (v) collective bargaining agreement; or (vi) agreement with any present or former employee, officer or director of the Company; and

(d)           (i) there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding capital stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof; (ii) no officer, director or five percent (5%) shareholder of the Company has, or has had since inception of the Company, any known interest, direct or indirect, in any such transaction with the Company which was material to the business of the Company; and (iii) the Company has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

(e)           The Company is not in default in any respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

3.11           Licenses and Permits.  The Company holds all Permits that are legally required or necessary or material for the current conduct, ownership, use, occupancy or operation of the business of the Company or the Company’s real property.  The Company and Seller are in compliance in all material respects with such Permits, all of which are in full force and effect, and the Company has not received any notices (written or oral) to the contrary.

3.12           Noncontravention.  Neither the execution and delivery of this Agreement or any Transaction Documents by the Company or Seller, nor the consummation by the Company or Seller of the transactions contemplated herein or therein, nor compliance by the Company or Seller with any of the provisions hereof, will (a) conflict with or result in a breach of any provisions of the Company’s Articles of Incorporation or Bylaws, (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of a Lien upon the Shares, pursuant to any contract, franchise, license agreement, agreement, arrangement, debt instrument or other commitments or instruments to which the Company or Seller is a Party, (c) require a filing with or a Permit from any Governmental Authority, or (d) violate any order or law applicable to the Company or Seller or any of the property or assets of the Company or Seller.   No consent is necessary for the consummation by the Company and Seller of the transactions contemplated by this Agreement.

3.13           Title to Property.  The Company does not own or lease any real property or personal property.  There are no options or other contracts under which the Company has a right or obligation to acquire or lease any interest in real property or personal property.

3.14           Litigation.  There is no action, suit, proceeding or investigation pending or threatened by or against the Company or Seller, or affecting the Company or Seller or the properties of the Company or Seller, at law or in equity, before any court or other Governmental Authority, domestic or foreign, or before any arbitrator of any kind.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or Governmental Authority.

3.15           Compliance With Laws and Regulations.  Each of Seller and the Company have complied with all applicable statutes and regulations of any federal, provincial, state or other applicable Governmental Authority.  This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other Governmental Authority is required in connection with the execution and delivery by Seller or the Company of this Agreement and the consummation by Seller or the Company of the transactions contemplated hereby.

3.16           Intellectual Property.  The Company does not own, license or otherwise have any right, title or interest in any intellectual property.

3.17           Employees; Employee Benefit Plans.  Except as disclosed in the SEC Reports, the Company has not had since its inception had, and does not currently have, any employees, officers, directors, agents or consultants.  The Company maintains no employee benefit plans or programs of any kind or nature.

3.18           Taxes.  The Company has no liabilities with respect to the payment of any federal, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable.  All Taxes due and payable by the Company have been paid in full or reserved for in the Financial Statements.  The liability for Taxes of the Company reflected in the Financial Statements will be sufficient in all material respects to provide for all interest, penalties, assessments or deficiencies which, as of the date hereof, were due and unpaid and the appropriate accrual for other unpaid Taxes not yet due.  The Company has timely filed all federal, state, county, local and foreign tax returns which it is required to have filed, and such returns are complete and correct in all material respects.  Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to Taxes payable by the Company.  There are no unexpired waivers by the Company of any statute of limitations with respect to any Taxes, and the Company is not a party to any action or proceedings by any Governmental Authority for the collection or assessment of Taxes.

3.19           Company Debt.  Set forth on Schedule 3.19 attached hereto is a true and complete list of all Company Debt including the amount of principal and unpaid interest outstanding under each instrument evidencing such Company Debt as of the Closing Date and a description of the collateral, if any, securing such Company Debt.

3.20           Insurance Policies.  The Company does not hold or maintain, nor is the Company obligated to hold or maintain, any insurance on behalf for itself or its assets or for any officer, director, employee or stockholder of the Company.

3.21           Bank Accounts; Power of Attorney.  Set forth on Schedule 3.21 attached hereto is a true and complete list of: (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by the Company within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of the Company, (b) all safe deposit boxes and other similar custodial arrangements maintained by the Company within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from the Company or who are otherwise authorized to act on behalf of the Company with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

3.22           Solvency.  The Company has not: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.23           Foreign Corrupt Practices Act.  None of the Company, Seller nor any agent or other person acting on behalf of the Company or Seller, has, directly or indirectly: (a) used any funds, or will use any proceeds from the transactions contemplated hereby, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or made any other unlawful payment, (c) failed to disclose fully any contribution made by the Company, Seller, any Person acting on behalf of the Company or Seller or any members of the Company’s management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or Seller.

3.24           OFAC.  None of the Company, Seller nor any director, officer, agent, employee, affiliate or person acting on behalf of the Company or Seller, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not heretofore engaged in any transaction to lend, contribute or otherwise make available it funds or the funds of any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.

3.25           No Misrepresentation.  The information concerning the Company and Seller set forth in this Agreement, including the representations and warranties of Seller set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Seller as contemplated by any provision hereof (including, but not limited to, the Transaction Documents), is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

3.26           Brokers.  No broker, finder or similar agent has been employed by or on behalf of the Company or Seller, and no Person with which the Company or Seller has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer hereby represents and warrants to Seller as of the date hereof as follows:

4.1           Organization.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2           Authorization.  Buyer has full power, right and authority to enter into and perform his obligations under this Agreement and each of the Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby and thereby.  This Agreement and each of the Transaction Documents to which Buyer is a party have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligations, enforceable against Buyer in accordance with their respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).  No permits, approvals or consents of or notifications to (x) any Governmental Authorities or (y) any other Persons are necessary in connection with the execution, delivery and performance by Buyer of this Agreement, the other Transaction Documents and the consummation by Buyer of the transactions contemplated hereby and thereby.

4.3           Noncontravention.  The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer will not violate and conflict with, or result in the breach of any of the terms, conditions, or provisions of Buyer’s Certificate of Incorporation or Bylaws or of any contract, agreement, mortgage, or other instrument or obligation of any nature to which Buyer is a party or by which Buyer is bound.

4.4           No Misrepresentation.  None of the representations and warranties of Buyer set forth in this Agreement or in any of the certificates, schedules, lists, documents, exhibits, or other instruments delivered, or to be delivered, to Seller as contemplated by any provision hereof (including, but not limited to, the Transaction Documents), contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE 5
CLOSING DELIVERABLES

5.1           Deliveries of the Seller.  At the Closing, Seller will execute and deliver or cause to be executed and delivered to Buyer:

(a)           a release in the form attached hereto as Exhibit A;

(b)           a certificate dated the Closing Date and signed by Seller, certifying that (i) there are no existing liabilities of the Company as of the Closing Date, and (ii) there are no actions, suits, proceedings or investigations pending or threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or which might result in a Material Adverse Effect;

(c)           the original stock certificates representing the Shares, with duly executed stock powers attached thereto in proper form for transfer;

(d)           a certificate of good standing for the Company, dated not more than ten (10) business days prior to the Closing Date, issued by the Secretary of State of the State of Nevada;

(e)           the Articles of Incorporation of the Company certified by the Secretary of State of the State of Nevada and a copy of the bylaws of the Company, certified by an officer of the Company;

(f)           copies of resolutions of the Board of Directors of the Company, certified by the Secretary of the Company as having been duly and validly adopted and being in full force and effect, authorizing the execution and delivery of this Agreement and the Transaction Documents and the performance of the Company’s obligations under this Agreement and the Transaction Documents;

(g)           all consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company after the Closing Date on the basis as presently operated;

(h)           the written resignation of all the officers and directors of the Company, effective as of the Closing;

(i)           all minute books, stock ledgers and similar corporate records of the Company; and

(j)           such other documents and instruments as Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Buyer shall be in form and substance reasonably satisfactory to Buyer.

5.2           Deliveries of Buyer.  At the Closing, Buyer will deliver to Seller simultaneously with the delivery of the items referred to in Section 5.1 above:

(a)           the payment of the Purchase Price, as provided in Section 2.3; and

(b)           such other documents and instruments as Seller or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Seller shall be in form and substance reasonably satisfactory to Seller.

ARTICLE 6
COVENANTS AND AGREEMENTS

6.1           Indemnification.

(a)           From and after the Closing, Seller agrees to indemnify, defend, save and hold harmless Buyer and its respective Affiliates, and their respective directors, officers, shareholders, employees and agents (each, a “Buyer Indemnified Party”), from and against any and all loss, liability, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any party to this Agreement or any third-party claims, including interest, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (individually and collectively, the “Losses”) sustained or incurred by any Buyer Indemnified Party relating to, resulting from, based upon or arising out of any breach of any representations or warranties of Seller set forth in Article 3; provided, however, that the Company shall not be liable for any portion of any Loss(es) resulting from a breach by Buyer of any of its obligations under this Agreement or from Buyer’s gross negligence, fraud or willful misconduct.

(b)           From and after the Closing, Buyer agrees to indemnify, defend, save and hold harmless Seller and its respective Affiliates, and their respective directors, officers, shareholders, employees and agents (each, a “Seller Indemnified Party”), from and against any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from or arising out of any breach of the representations of Buyer set forth in Article 4; provided, however, that  Buyer shall not be liable for any portion of any Loss(es) resulting from a breach by the Company of any of its obligations under this Agreement or from the Company’s gross negligence, fraud or willful misconduct.

(c)           Notwithstanding anything herein to the contrary, in no event shall the aggregate indemnity obligations hereunder of Buyer to the Company Indemnified Parties exceed Fifty Thousand Dollars ($50,000).

6.2           Further Cooperation.  Following the Closing, upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein, including executing all documents and taking such other actions as another party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

6.3           Remedies.  Buyer and Seller agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, Buyer and Seller agree that if either such party fails or refuses to fulfill any of its respective obligations under this Agreement or the other Transaction Documents or to make any payment or deliver any instrument required hereunder or thereunder, then the other such party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such other party might be entitled.

6.4           Survival.  The representations and warranties of the parties shall survive indefinitely.  With respect to the covenants and agreements contained in this Agreement that contemplate performance after the Closing Date (including the provisions of this Article 6), such obligations shall survive until the expiration of the applicable statute of limitations.

ARTICLE 7
MISCELLANEOUS

7.1           Notices, Consents, etc.  Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

(a)           If to Seller:

John Holcomb
146 Parkside Lane
Mooresville, North Carolina 28117
Tel:      (704) 660-0546
Fax:     [____]

with a copy to:

John F. Hanzel, P.A.
19425-G Liverpool Parkway
Cornelius, NC 28031
Tel:  (704) 892-1375
Fax:  (704) 892-5784

(b)           If to Buyer:

Sustainable Growth Group America, Inc.
610 1st Street
Vero Beach, Florida 32962
Attn: David B. Stockard
Tel:  (772) 492-9310
Fax:  (772) 492-9329

with a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attn: Evan L. Greebel, Esq.
Tel:    (212) 940-6383
Fax:    (212) 940-5883

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section 7.1.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (a) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (b) in the case of a notice delivered by hand, when personally delivered; (c) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (d) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

7.2           Public Announcements.  No party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.  To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made jointly by the parties.

7.3           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, in the State of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.4           Severability.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

7.5           Amendment and Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.6           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.7           Expenses.  Each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement; provided, however, that Seller shall bear all such expenses incurred by the Company.

7.8           Headings.  The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.9           Assignment.  This Agreement is intended to bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.  This Agreement will not be assignable or delegable by either party without the prior written consent of the other party; provided, however, that nothing in this Agreement will limit Buyer’s ability to assign its rights or delegate its responsibilities, liabilities, and obligations under this Agreement to any person at any time without the consent of Seller.

7.10           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

7.11           Third Parties.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

7.12           Interpretative Matters.  Unless the context otherwise requires, (a) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits or Schedules in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and the term “including” shall mean by way of example and not by way of limitation.

7.13           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BUYER:

SUSTAINABLE GROWTH GROUP AMERICA, INC.

By:	/s/ Gregg Fryett
Name: Gregg Fryett
Title: Chairman

SELLER:

/s/ John Holcomb
John Holcomb

COMPANY:

BONANZA ONE, INC.

By:	/s/ John Holcomb
Name: John Holcomb
Title: President

STOCK PURCHASE AGREEMENT